Central Co-operative Bank
Senior Management Incentive Compensation Plan
Fiscal 2011

CENTRAL CO-OPERATIVE BANK
Somerville, Massachusetts
Since fiscal 2005, Thomas Warren and Associates was been retained by the Bank to update its Senior Management Incentive Compensation Plan. The plan was adopted by the Board and the appropriate incentive levels were also approved by the Board. As a result of not reaching goals under the plan, no awards have been paid under this plan for several years. However, we do believe that the plan has merit and that the plan should be re-approved by the Board with appropriate goals for fiscal 2011. The incentive goals are based on the budget approved by the Board.
The highlights of the incentive plan follow:
1.	The plan is competitive compared with similar sized banks and the banking industry in general.

2.	The Board of Directors controls all aspects of the Plan

3.	The Plan is directed at the Bank’s senior executives

4.	The financial criterion necessary for plan operation consists of achievement of specified levels of ROAA

5.	Incentive distributions range from 0% of base salary (did not meet goal) to 24% of base salary (maximum performance of plan).

6.	Award distribution would be made during the fiscal 2012 for fiscal 2011 performance.

7.	The categories of incentive plan participants and the related bonus range are as follows:

Position:	Range of Bonus Awards:

CEO & President	0% - 24%

Senior Vice Presidents	0% - 18%

Appendix A
CENTRAL CO-OPERATIVE BANK
Somerville, Massachusetts
Fiscal 2011 Performance Goals
The Board of Directors has established the following performance goals for the 2011 plan year:
1.)	Meet or exceed a ROAA (Return on Average Assets) of .40%

2.)	In calculating ROAA, net income for the year excludes the following items: any gains or losses on the sale or write-down of investment securities and bonus expense calculated under this plan and any other bonus plan for the benefit of “exempt” employees, all as computed on an after-tax basis.

Appendix B
CENTRAL BANK
Somerville, Massachusetts
Distribution of Awards
CEO and PRESIDENT AWARD
0 –24%

ROAA	Bonus %

0.40%	4.00%
0.45	9.00
0.50	14.00
0.55	19.00
0.60	24.00
SENIOR VICE PRESIDENT AWARD
0- 18%

ROAA	Bonus %

0.40%	4.00%
0.45	7.50
0.50	11.00
0.55	14.50
0.60	18.00
Note: Achievement of an actual ROAA level between .40% and .60% that is not equal to one of the specified levels presented herein will be pro-rated in computing the actual bonus award.

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